Exhibit 3.2

Amended and Restated Bylaws

ADVANCED WATER TECHNOLOGY HOLDINGS, INC.

a Delaware corporation

Dated: November 24, 2010

Advanced Water Technology Holdings, Inc.

Amended and Restated ByLaws

November 24, 2010

Advanced Water Technology Holdings, Inc.

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Amended and Restated Bylaws

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ARTICLE 1

Stockholders

1.1 Annual Meetings. An annual meeting of stockholders for the purposes of electing directors and transacting such other business as may come before it shall be held at such date and time as shall be designated from time to time by the Board of Directors or the President.

1.2 Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be held at any time upon call of the Chairman of the Board of Directors, if any, the President, the Secretary, or a majority of the Board of Directors. A special meeting of stockholders shall be called by the President or the Secretary upon the written request, stating the date and time and the purpose or purposes of the meeting, of stockholders who together own as of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

1.3 Place of Meetings. Meetings of the stockholders may be held at such place, either within or without the State of Delaware, as may be determined by the Board of Directors. The Board of Directors may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. As to any such meeting by remote communication authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt for such meeting, stockholders and proxyholders not physically present at such meeting of the stockholders shall be entitled to (i) participate in such meeting of the stockholders and (ii) be deemed present in person and vote at such meeting of the stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) the Company shall implement reasonable measures to provide stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

1.4 Notice of Meeting. Except as otherwise provided by law or the Certificate of Incorporation, notice given in writing or by electronic transmission of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the date and time, the place (if any), the purpose or purposes of the meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the Delaware General Corporation Law) by the stockholder to whom the notice is given, and such notice shall be deemed to be given at the time, if delivered by electronic mail when directed to an electronic mail address at which the stockholder has consented to receive notice, and if delivered by any other form of electronic transmission when directed to the stockholder. Notice of the date and time, the place (if any), and purpose of any meeting of stockholders may be waived (1) in writing signed by the person entitled to notice thereof or (2) by electronic transmission made by the person entitled to notice, either before or after such meeting. Notice will be waived by any stockholder by his attendance thereat in person, by remote communication, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

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Amended and Restated Bylaws
November 24, 2010

1.5 Quorum. Except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote thereat shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the Chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.6 of these Amended and Restated until a quorum shall attend.

1.6 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business, which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.7 Organization. The Chairman of the Board of Directors, if any, or in his absence the President, or in their absence the Secretary, shall call to order meetings of stockholders and shall act as Chairman of the meeting. The Board of Directors or, if the Board of Directors fails to act, the stockholders, may appoint any stockholder, director or officer of the Company to act as Chairman of any meeting in the absence of the Chairman of the Board of Directors, the President, and the Secretary. The Secretary of the Company shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the Chairman of the meeting may appoint any other person to act as secretary at the meeting.

1.8 Voting. Except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of the outstanding shares of stock of all classes of stock of the Company entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, those directors receiving a plurality of the votes cast by the holders (acting as such) of shares of stock of the Company entitled to elect directors as a class shall be elected.

1.9 Actions Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Amended and Restated, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent thereto in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the stockholders. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE II

Board of Directors

2.1 Number and Terms of Office. The business and affairs of the Company shall be managed by or under the direction of a board of not less than One (1) nor more than Three (3) directors; provided, however, that the Board of Directors, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor is elected and qualified.

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Amended and Restated Bylaws
November 24, 2010

2.2 Chairman of the Board. The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of, and may be removed as Chairman, by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board of Directors.

2.3 Meetings.

(a) Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

(b) Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting, whenever called by the Chairman of the Board of Directors, if any, the President, or by a majority of the directors then in office.

2.4 Notices of Special Meetings. The Secretary, or in his absence, any other officer of the Company, shall give each director notice of the date and time and the place (if any) of the holding of special meetings of the Board of Directors by telephone, including a voice messaging system or other system or technology designed to record or communicate messages, facsimile, telegraph, or by electronic mail or other electronic means, during normal business hours at least 24 hours before the date and time of the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least three days before the date of the meeting. Notice of any meeting may be waived in writing at any time before director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

2.5 Quorums and Organization of Meetings. A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another date and time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these Amended and Restated, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board of Directors, if any, or in his absence by the President, or in the absence of both, by such other person as the Board of Directors may select. The Secretary of the Company shall act as secretary of the meeting, but in his absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

2.6 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation under Section 251 or Section 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, recommending to the stockholders a dissolution of the Company or a revocation of dissolution, or amending these Amended and Restated; and unless such resolution or resolutions expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee which has been established by the Board of Directors pursuant to these Amended and Restated may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

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Amended and Restated Bylaws
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2.7 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Amended and Restated, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The Board of Directors or any committee designated by the Board of Directors may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.

2.8 Remote Communications. Nothing contained in these Amended and Restated shall be deemed to restrict the powers of members of the Board of Directors, or any committee designated by the Board of Directors, to participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar remote communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Officers

3.1 Executive Officers. The executive officers of the Company shall be a President, Treasurer and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a controller, vice president or assistant secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

3.2 Powers and Duties. The Chairman of the Board of Directors, if any, or in his absence, the President, or in his absence, the Secretary, shall preside at all meetings of the stockholders and of the Board of Directors. Unless a Chief Executive Officer has otherwise been appointed, the President shall be the chief executive officer of the Company. In the absence of the President, the Secretary, and in the absence of the Secretary, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board of Directors, shall perform all the duties of the President. Each of the officers and agents of the Company shall have such powers and authority and shall perform such duties in the management of the business and affairs of the Company as generally pertain to their respective offices, as well as such powers and authorities and such other duties as from time to time may be prescribed by the Board of Directors.

ARTICLE IV

Resignations, Removals and Vacancies

4.1 Resignations. Any director or officer of the Company, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Company. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

4.2 Removals. The Board of Directors, by a vote of not less than a majority of the entire Board of Directors at any meeting thereof or by written consent, at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

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Amended and Restated Bylaws
November 24, 2010

Except as otherwise provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

4.3 Vacancies. Unless otherwise provided in the Certificate of Incorporation, any vacancy in the office of any director or officer through death, resignation, removal, disqualification or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor.

ARTICLE V

Capital Stock

5.1 Stock Certificates. The certificates representing shares of the capital stock of the Company shall be in such form as shall be prescribed by law and approved from time to time by the Board of Directors.

5.2 Transfer of Shares. Shares of the capital stock of the Company may be transferred on the books of the Company only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Company or its transfer agent of the certificate, properly endorsed, representing such stock.

5.3 Fixing Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which unless otherwise provided by law, shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

5.4 Lost Certificates. The Board of Directors or any transfer agent of the Company may direct a new certificate or certificates representing stock of the Company to be issued in place of any certificate or certificates theretofore issued by the Company, which have been alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates. The Board of Directors (or any transfer agent of the Company authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Company a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Company against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates, and such requirement may be general or confined to specific instances.

ARTICLE VI

General Provisions

6.1 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization, and the words “Corporate Seal” and “Delaware”.

6.2 Fiscal Year. The fiscal year of the Company shall end on December 31 or such date as otherwise determined by the Board of Directors.

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November 24, 2010

6.3 Notices and Waivers Thereof. Except as otherwise provided by law, these Amended and Restated or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Amended and Restated notice is required to be given by any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such director or stockholder, at the address of such director or stockholder as it appears on the records of the Company, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telephone, facsimile, electronic mail, electronic transmission or similar medium of communication or as otherwise may be permitted by these Amended and Restated. If such notice is delivered to a director by electronic mail, such notice shall be deemed given when directed to the electronic mail address provided by such director, and if such notice is delivered by any other electronic transmission, such notice shall be deemed given when directed to such director.

Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Amended and Restated, a waiver thereof, in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the time of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.4 Stock of Other Corporations or Other Interests. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Company as may be from time to time authorized by the Board of Directors or the President shall have full power and authority on behalf of the Company to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any company or other entity in which the Company may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Company, as the owner or holder thereof, might have possessed and exercised if present. The President, Secretary, or such attorneys or agents may also execute and deliver on behalf of the Company powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Company.

6.5 Indemnification of Officers and Directors. The Company shall have the power to indemnify any person to the fullest extent permitted under Section 145 of the Delaware General Corporation Law or any successor provision or statute, as may from time to time be amended, including the advancement of any expenses (including attorneys’ fees) incurred or to be incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such action, suit or proceeding.

ARTICLE VII

Amendments

The holders of shares entitled at the time to vote for the election of directors shall have the power to adopt, amend, or repeal the Amended and Restated of the Company by vote of not less than a majority of such shares, and, except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, or repeal the Amended and Restated of the Company by vote of not less than a majority of the entire Board of Directors. However, any bylaw adopted by the stockholders may be amended or repealed only by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors, and not by the Board of Directors.

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ARTICLE VIII

Provisions of Law

The Amended and Restated of the Company shall be subject to such provisions of the statutory and common laws of the State of Delaware as may be applicable to corporations organized under the laws of the State of Delaware. References herein to provisions of law shall be deemed to be references to the aforesaid provisions of law unless otherwise explicitly stated. All references in these Amended and Restated to such provisions of law shall be construed to refer to such provisions as from time to time amended.

ARTICLE IX

Certificate of Incorporation

The Amended and Restated of the Company shall be subject to the Certificate of Incorporation of the Company. All references in these Amended and Restated to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Company as from time to time amended.

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Amended and Restated Bylaws
November 24, 2010